Exhibit 99.1

                    FIRST UNITED CORPORATION ANNOUNCES FOURTH
                            QUARTER AND 2003 EARNINGS


OAKLAND, MARYLAND--March 1, 2004: First United Corporation (Nasdaq: FUNC), a financial holding company and the parent company of First United Bank & Trust, announces net income for the year ended December 31, 2003 of $10.75 million ($1.77 earnings per share) compared to $9.65 million ($1.59 earnings per share) for the prior year, an 11.4% increase.

For the quarter ended December 31, 2003, net income totaled $2.80 million ($.46 earnings per share), a 15.7% increase over net income of $2.42 million ($.40 earnings per share) for the fourth quarter of 2002.

For the year ended December 31, 2003 the Corporation's returns on average assets and average shareholders' equity were 1.03% and 13.10%, respectively, compared with 1.13% and 12.75% respectively, for 2002.

During the third quarter of 2003, the Corporation acquired four banking offices and a commercial banking center located in Berkeley County, West Virginia, from Huntington Bancshares Incorporated and its bank subsidiary, the Huntington National Bank. As a result of this acquisition, which was accounted for under the purchase method of accounting, approximately $131 million in deposits and $49 million in loans were purchased.

Loans and leases were $792.03 million at December 31, 2003 compared to $665.83 million at December 31, 2002, an increase of 18.9%. The acquisition, discussed previously, contributed $49 million to the increase in loans, coupled with loan growth in commercial, consumer, and residential mortgage loans. Deposits were $750.16 million at December 31, 2003 compared to $610.46 million at December 31, 2002, an increase of 22.9%. The increase in deposits was primarily due to the acquisition. Total assets were $1.11 billion at December 31, 2003, a 16.8% increase from $.95 billion at December 31, 2002.

Shareholders' equity increased 6.2% from $79.28 million at December 31, 2002, to $84.19 million at December 31, 2003, resulting in book value per share increasing from $13.04 to $13.83. Total common shares outstanding, as of December 31, 2003, were 6,087,287.

Net-Interest Income
-------------------
Net interest income for 2003 increased 6.9% to $34.10 million, compared to $31.89 million for 2002. Net interest margin was 3.58% at December 31, 2003, decreasing 50 basis points as compared to 4.08% at December 31, 2002. The margin compression was greatly influenced by the interest rate environment, coupled with high prepayments in the Corporation's security and loan portfolios, thus having to reinvest in lower interest rates. Comparing the fourth quarter of 2003 and 2002, net interest income increased by $.52 million, or 6.3%.

Non-Interest Income
-------------------
Non-interest income for 2003 was $11.87 million, compared with $9.00 million for 2002, a 31.9% increase. Non-interest income for the fourth quarter of 2003 was $3.50 million, compared to $1.87 million for the fourth quarter of 2002, an 87.2% increase.

During 2003, the Corporation achieved noteworthy increases of income from 2002. These increases were a result of services on deposit accounts (16.8%), trust services (17.4%), brokerage commission (22.4%), and secondary market fees arising from mortgage lending (90.6%). Also, the Corporation realized $1.01 million in security gains for 2003, $.66 million of the gains being recorded in the fourth quarter of 2003.

Non-Interest Expense
--------------------
Non-interest expense for 2003 was $29.82 million, compared with $26.04 million for 2002, a 14.5% increase. Non-interest expense for the fourth quarter of 2003 was $7.92 million, compared to $6.55 million for the fourth quarter of 2002, a 20.9% increase.

The increase in non-interest expense was a result of various factors. However, the Corporation's continued concentration on growth and expansion of the organization contributed to the increase. Upon the acquisition, previously discussed, advertising along with traditional overhead expenses were incurred in order to vie in the marketplace. Additionally, a large contributor to the increase resulted from compensation expense, including incentives, due to the Corporation's growth during 2003.

Asset Quality
-------------
The Corporation's asset quality continues to be satisfactory. Nonperforming and past-due loans to total loans at year-end 2003 was .51%, compared to .50% as of year-end 2002. Nonperforming and past-due loans to total assets at year-end 2003 was .36%, compared to .35% as of year-end 2002. For the year ended December 31, 2003, the provision for loan losses was $.83 million, compared to $1.51 million for the year ended December 31, 2002.

ABOUT FIRST UNITED CORPORATION

First United Corporation offers full-service banking through its banking subsidiary, First United Bank & Trust, and consumer finance products through its subsidiaries, OakFirst Loan Center, Inc. and OakFirst Loan Center, LLC. The Corporation also offers a full range of insurance products and services to customers in its market areas through Gonder Insurance Agency. These subsidiaries operate a network of offices throughout Garrett, Allegany, Washington, and Frederick counties in Maryland, as well as Mineral, Hardy, Hampshire, and Berkeley counties in West Virginia. First United Corporation's website is www.mybankfirstunited.com.
-------------------------

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in "Risk Factors" in Part I, Item 1, of First United Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements it makes to reflect new information, future events or otherwise.


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                                                 Three Months Ended                           Twelve Months Ended
                                                     (unaudited)                                  (unaudited)
                              Dec 31    Dec 31         Sept 30      June 30   March 31         Dec 31    Dec 31
                               2003      2002           2003         2003       2003            2003      2002

EARNINGS SUMMARY
Interest income               $ 14,458  $ 14,900       $ 14,534     $ 14,471    $ 14,240       $ 57,703  $ 57,589
Interest expense              $  5,686  $  6,649       $  5,919     $  5,850    $  6,146       $ 23,601  $ 25,702
Net interest income           $  8,772  $  8,251       $  8,615     $  8,621    $  8,094       $ 34,102  $ 31,887
Provision for loan
  and lease loss              $    137  $    245       $    357     $   (317)   $    656       $    833  $  1,506
Noninterest income            $  3,501  $  1,872       $  2,786     $  2,509    $  3,071       $ 11,867  $  9,007
Noninterest expense           $  7,918  $  6,546       $  7,992     $  6,801    $  7,110       $ 29,821  $ 26,038
Income taxes                  $  1,422  $    918       $    872     $  1,325    $    947       $  4,566  $  3,695
Net income                    $  2,796  $  2,414       $  2,180     $  3,321    $  2,452       $ 10,749  $  9,655
Cash dividends paid           $  1,067  $  1,065       $  1,065     $  1,065    $  1,065       $  4,262  $  4,166

                                                                Three Months Ended
                                                                   (unaudited)
                                      Dec 31            Dec 31          Sept 30             June 30       March 31
                                       2003              2002             2003                2003          2003
PER COMMON SHARE
Earnings per share
      Basic/Diluted               $     0.46        $     0.40     $       0.36          $     0.55    $     0.40
Book value                        $    13.83        $    13.04     $      13.61          $    13.74    $    13.14
Closing market value              $    24.37        $    16.41     $      22.55          $    21.00    $    21.42
Common shares
outstanding at period end
      Basic/Diluted                6,087,287         6,080,589        6,087,433           6,087,433     6,087,433



PERFORMANCE RATIOS (Period End)
Return on average assets                1.03%             1.13%            1.04%               1.19%         1.03%
Return on average shareholders'
equity                                 13.10%            12.75%           13.06%              14.36%        12.44%
Net interest margin                     3.58%             4.08%            3.63%               3.77%         3.71%
Efficiency ratio                       63.62%            62.39%           63.80%              61.11%        62.39%

PERIOD END BALANCES
Assets                            $1,108,241        $  954,388       $  1,119,328           $1,004,551    $  984,977
Earning assets                    $1,019,800        $  890,359       $  1,030,449           $  936,214    $  922,863
Gross loans and leases            $  792,025        $  665,826       $    778,587           $  712,427    $  685,909
      Consumer Real Estate        $  280,823        $  244,959       $    262,866           $  246,478    $  240,152
      Commercial                  $  307,524        $  242,470       $    314,165           $  281,699    $  261,737
      Consumer                    $  203,678        $  178,397       $    201,556           $  184,250    $  184,020
Investment securities             $  232,475        $  224,394       $    246,704           $  217,626    $  225,841
Total deposits                    $  750,161        $  610,460       $    775,800           $  666,814    $  659,393
      Noninterest bearing         $   99,181        $   72,789       $    100,313           $   71,346    $   73,496
      Interest bearing            $  650,980        $  537,671       $    675,487           $  595,468    $  585,897
Shareholders' equity              $   84,191        $   79,283       $     82,825           $   83,614    $   79,970

CAPITAL RATIOS
Period end capital to risk-
weighted assets:
      Tier 1                           10.32%            13.76%              9.99%               11.35%        11.16%
      Total                            11.77%            14.31%             11.60%               14.66%        14.84%

ASSET QUALITY
Net charge-offs                   $      333        $      158       $        273           $       97    $      524
Nonperforming assets:
(Period End)
      Nonaccrual loans            $    2,775        $    1,847       $      1,791           $    1,874    $    2,101
      Restructured loans          $      554        $      565       $        557           $      561    $      564
      Loans 90 days past due
      and accruing                $    1,236        $    1,458       $        780           $    1,153    $    1,111
      Other real estate owned     $      177        $      294       $        177           $      260    $      267
      Total nonperforming assets
      and past due loans          $    4,011        $    8,708       $     12,829           $    8,327    $    7,718
Allowance for credit losses
to gross loans, at period end           0.76%             0.91%              0.80%                0.81%         0.92%
Nonperforming and past-due loans
to total loans at period end            0.51%             0.50%              0.33%                0.42%         0.48%
Nonperforming loans and past-due
loans to total assets, at period        0.36%             0.35%              0.23%                0.30%         0.33%